                                                                   EXHIBIT 4(bb)

                                                                     TRANSLATION

This Credit Line Agreement No. 05CS36 dated October 25, 2005 is made and entered into by and among Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero, as lender ("Ixe Banco"); the person referred to in Exhibit 1 to this Agreement as borrower (the "Borrower"); and the person referred to in Exhibit 1 to this Agreement as joint and several obligor (the "Joint and Several Obligor"), in accordance with the following representations and clauses:

                                 REPRESENTATIONS

I. In order to obtain from Ixe Banco the credit subject matter of this Agreement, Borrower represents under oath, and being aware of the content of
Article 112, paragraphs I and IV, of the Credit Institutions Act (Ley de Instituciones de Credito) that:

(a) Borrower is a legal entity duly organized and validly existing under the laws of its country of incorporation, duly capable to assume obligations under this Agreement, and registered with the Federal Taxpayer Registry under the registration number set forth in the Federal Taxpayer Number Section of Exhibit 1 to this Agreement.

(b) No legal action or proceeding has been brought before judicial or administrative authorities against Borrower or its assets (having an adverse effect thereon).

(c) Borrower has enough authority and capacity to enter into this Agreement, as set forth in the Authority and Capacity Section of Exhibit 1 to this Agreement.

II. Ixe Banco represents to be a stock corporation (sociedad anonima) duly organized and authorized to act as commercial bank (institucion de banca multiple).

III. Joint and Several Obligor represents that:

(a) Joint and Several Obligor is a legal entity duly organized and validly existing under the laws of its country of incorporation, duly capable to assume obligations under this Agreement, and registered with the Federal Taxpayer Registry under the registration number MSF-050228-P19.

(b) Joint and Several Obligor's representatives have been vested with powers enough to enter into this Agreement, as set forth in the Authority and Capacity Section of Exhibit 1 to this Agreement.

(c) No legal action or proceeding has been brought before judicial or administrative authorities against Joint and Several Obligor or its assets (having an adverse effect thereon).

(d) Joint and Several Obligor agrees to become jointly and severally obliged in respect of the performance of each and every of the obligations of Borrower derived from this Agreement, and execute the promissory notes to be executed hereunder as guarantor (POR AVAL).

NOW, THEREFORE, the parties agree to grant the following:

                                     CLAUSES

1. DEFINITIONS.

Terms used in this Agreement shall have the following meanings ascribed to them, whether in singular or plural form:

"Business Day" shall mean each and every day of the year in which banks are not required to remain closed and suspend their activities, as provided for in applicable regulations issued by the National Banking Commission and other competent authorities.

"Checking Account" shall mean the checking account opened by Borrower at Ixe Banco.

"Checking Account Number" shall mean the number of the checking account opened by Borrower at Ixe Banco set forth in the Checking Account Number Section of
Exhibit 1 hereto.

"Disbursement" shall mean any disbursement of the credit made under this Agreement in accordance with Clause 4 below.

"Disbursement Deadline" shall mean the date set forth in the Disbursement Deadline Section of Exhibit 1 hereto, or the date on which a suspension or cancellation is notified to Borrower in accordance with Clause 5 below, whichever occurs first.

"Disbursement Period" shall mean the period that will start on the execution date of this Agreement and end on the date set forth in the Disbursement Deadline Section of Exhibit 1 hereto.

"Interest Payment Date" shall mean the date on which interest accrued during the calendar months of the Interest Period is to be paid; this is, the last day of each month from the Disbursement of the credit.

"Interest Period" shall mean a one-calendar-month period, for calculating interest accrued on the outstanding balance of principal of each Disbursement of the credit, provided that the first period shall start on the date of the first Disbursement and end on the closest Interest Payment Date (inclusive), and any subsequent period shall start on the calendar day immediately succeeding the immediate preceding Interest Payment Date and end on the next Interest Payment Date (inclusive).

"Interest Rate" shall mean the sum of the Reference Rate and the Spread.

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"Reference Rate" shall mean the inter-bank interest rate of equilibrium ("TIIE")
for 28-Day deposits published by the Central Bank of Mexico (Banco de Mexico) in the Official Gazette of the Federation, taking as reference the rate effective on the date on which each Interest Period starts, provided that if TIIE rate is no longer published, any rate replacing the same shall apply, and in the absence of the latter, the yield rate paid by 28-Day Treasury Certificates (CETES) for primary placements shall apply, taking as a reference the rate effective on the date on which each Interest Period starts. The annual rate shall be equal to the gross yield or interest offered by this instrument.

"Spread" shall mean the basis points to be added to the Reference Rate.

2. CREDIT LINE.

Ixe Banco opens a credit line to Borrower up to the amount set forth in the Credit Line Section of Exhibit 1 hereto (the "Credit Line"), which amount does not include interest, fees and expenses, in accordance with Article 291 of the Negotiable Instrument and Credit Transaction Act (Ley General de Titulos y Operaciones de Credito), subject to the terms and conditions hereof; and Borrower agrees to repay to Ixe Banco any amounts disbursed by it in respect of the credit (the "Disbursements") plus interest thereon, fees and other expenses, in accordance with this Agreement.

3. CREDIT LINE'S PURPOSE.

The parties agree that the purpose of the credit line opened by Ixe Banco under this Agreement in favor of Borrower is such purpose set forth in the Credit Line's Purpose Section of Exhibit 1 hereto.

4. DISBURSEMENTS.

Borrower may disburse the credit, in whole or in part, in one or more Disbursements by giving a written notice to Ixe Banco in the form of the Disbursement Notice enclosed to this Agreement as Exhibit 2 and executing and releasing promissory notes that shall meet the conditions referred to in Article 170 of the Negotiable Instrument and Credit Transaction Act, provided that any Disbursement shall be made within the Disbursement Period.

5. SUSPENSION AND CANCELLATION OF THE CREDIT OR DISBURSEMENT PERIOD.

Ixe Banco shall be at all times entitled to suspend and cancel the Credit Line or the Disbursement Period, or both at once, and terminate this Agreement. Upon any suspension or cancellation of the Credit Line or the Disbursement Period, or both of them at once, or any termination of the Agreement, any portion of the credit not yet disbursed by the Borrower shall be cancelled.

Ixe Banco shall be entitled not to grant financing should its treasury be prevented from granting credits in accordance with applicable regulations issued by the Central Bank of Mexico or any other authority.

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6. REPAYMENT.

Unless otherwise provided in this Agreement, Borrower shall repay the Disbursements in such manner set forth in the Repayment Section of Exhibit 1 to this Agreement, as well as in such manner established in any promissory notes issued hereunder.

7. INTEREST.

Borrower agrees to pay to Ixe Banco:

(a) Interest.- Concerning the Disbursements made under the Credit Line, interest on the outstanding daily balance thereof accrued during each Interest Period, payable on the Interest Payment Date, which interest shall accrue at a rate equal to the sum of the Reference Rate and the basis points set forth in the Spread Section of Exhibit 1 hereto.

(b) Moratorium Interest.- Upon default in performance of any of the payment obligations derived from this Agreement, moratorium interest on such outstanding amount, at a rate equal to that resulting from multiplying the Interest Rate to be applied under this Agreement effective during the time in which the default continues without being cured by two (2).

Interest to be accrued under this Agreement shall be calculated on the basis of a 360-calendar-day year and the actual number of days elapsed.

8. FEES AND EXPENSES.

Borrower hereby agrees to pay to Ixe Banco a front-end fee equal to the amount resulting from multiplying the Credit Line by the percentage set forth in the Front-End Fee Section of Exhibit 1 to this Agreement. This fee shall be paid at the time in which the first Disbursement of the credit is made. Borrower further agrees to bear each and every expense derived from, or related to, the execution, performance and enforcement of this Agreement.

9. TERM.

This Agreement shall remain effective until the date set forth in the Termination Date Section of Exhibit 1 to this Agreement (the "Termination Date"). Borrower shall be obliged to pay any outstanding amount owed under this Agreement, precisely on the Termination Date, regardless that the payment period shall have not yet expired; provided, however, that the payment provisions set forth in Clause 10 below and any other provisions relating to payment of moratorium interest set forth in Clause 7, Paragraph (b), above shall remain effective until the date on which all the amounts owed under this Agreement are paid in full.

10. PAYMENTS.

Any payments to be made by Borrower under this Agreement (at maturity or upon acceleration), which shall include but not be limited to the repayment of the Disbursements, interest, fees and expenses shall be made as follows:

(a) Borrower shall make all the payments to Ixe Banco at the address of Ixe Banco, in immediately available funds, by crediting the Checking Account of Borrower. Thus, Borrower shall maintain enough funds to pay such amounts and, as applicable, deposit (or credit in any other manner, additional Disbursement of the credit excluded) the necessary funds as necessary to pay the owed amounts. In order to perform the obligations derived from this Paragraph (a), Borrower hereby expressly and irrevocably instructs and authorizes Ixe Banco to debit the Checking Account for any amounts owed to Ixe Banco from time to time. Notwithstanding the above, Ixe Banco may indicate any other place of payment by giving a notice to Borrower, in which case Borrower shall make any payments becoming due after the date of such notice in the place of payment indicated by Ixe Banco.

(b) It is expressly understood that Borrower shall timely make the payments to be made under this Agreement, subject to no payment request from Ixe Banco.

(c) Ixe Banco, at its exclusive discretion, shall allocate any amounts received from Borrower in connection with the performance of its payment obligations under this Agreement.

(d) The parties agree that the account statement prepared and certified by the accountant of Ixe Banco entitled to do so in accordance with the Credit Institutions Act, if any, shall suffice to determine: (i) the portion of the Credit Line that Borrower may disburse, and (ii) the balance of the Credit Line disbursed and to be repaid by Borrower, as well as interest, fees and expenses to be paid by Borrower to Ixe Banco under this Agreement.

(e) Except for taxes to be paid by Ixe Banco in accordance with applicable laws, if any, Borrower shall make all the payments to be made under this Agreement free from any tax, withholding, contribution or duty (the "Taxes") levied or imposed in any jurisdiction, whether federal, state or local. In the case such Taxes are actually levied or imposed, Borrower shall pay an increased amount in respect of any payment obligations to be performed under this Agreement such that, after deduction of such Taxes, Ixe Banco receives the full amount it would have received had the payment been made without deduction of such Taxes. In the case that for any reason Ixe Banco pays any such Taxes, Borrower shall reimburse to Ixe Banco the Taxes upon the agreed terms or demand payment thereof in any other manner, as required by Ixe Banco. The obligations established in this Paragraph (e) shall remain effective as long as the payment of such Taxes may be enforced in accordance with applicable laws, regardless the termination of this Agreement.

(f) Any payment to be made under this Agreement on a day that is not a Business Day shall be made on the immediate succeeding Business Day.

(g) Reception by Ixe Banco of any amount on account of the Credit Line shall not limit or terminate in any manner whatsoever the right of Ixe Banco to receive interest or any other amount owed under this Agreement.

11. TRUST.

An Amendment is being executed simultaneously with the execution of this Agreement in connection with the Irrevocable Trust No. F/47868-5 created at BBVA Bancomer Servicios, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, Direccion Fiduciaria, as Trustee (the "Trust"), so that such Trust may become an alternative source of payment and guarantee for this credit, pursuant to which Ixe Banco will become a Trust Beneficiary in the First Place, in respect of all the trust assets of the Trust.

Any cash flows forming part of the trust assets of the Trust shall be allocated as an alternative source of payment for this credit, and therefore, any payment made by the Trust to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, shall be allocated by Ixe Banco to repay the credit up to the corresponding amount of interest and principal thereof.

If Trustee fails to make any payment to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, or if the respective payments are not enough to repay the outstanding balance of the credit, Borrower shall continue obliged to repay the outstanding balance of the credit, plus any accrued interest, expenses and court expenses and fees, if any.

If the payments made by Trustee to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, are not enough to repay the respective amount, such payment shall be allocated in the following order of priority: moratorium interest, if any, interest, and principal.

Consequently, Borrower may not transfer, dispose, or assign in any manner whatsoever the assets or rights that form part of the trust assets of the Trust, without the prior written consent of Ixe Banco.

12. JOINT AND SEVERAL OBLIGOR.

The person set forth in the Joint and Several Obligor Section of Exhibit 1 to this Agreement becomes jointly and severally obliged in respect of the performance of each and every of the obligations of Borrower in favor of Ixe Banco derived from this Agreement, being further obliged to execute the Disbursement Notices referred to in Clause 4 of this Agreement, in accordance with any Disbursements being made, as well as the promissory notes derived from this Agreement as guarantor (por aval).

13. EVENTS OF DEFAULT.

Ixe Banco shall be entitled, but not obliged, to accelerate the outstanding balance of principal owed under this Agreement, interest accrued thereon, and any other amounts owed under this Agreement should any of the following events occur, in which case the outstanding balance of principal, interest accrued thereon and any other amount owed under this Agreement shall immediately become due and payable by Borrower, without requiring any further request, notice or communication:

(a) If Borrower fails to timely pay the Disbursements, interest, fees, expenses or other amounts owed under this Agreement; or

(b) If any representation made by Borrower turns to be false or misleading, or any certificate or document submitted to Ixe Banco by Borrower turns to be fake; or

(c) If Borrower fails to perform any obligation, agreement or contract that needs to be performed under this Agreement, which shall include but not be limited to, the affirmative and negative covenants set forth in Exhibit 3 to this Agreement; or

(d) If Borrower is adjudged insolvent or bankrupt; or if Borrower assigns a material part of its assets in favor of its creditors; or if Borrower is deprived of possession, custody or control of a material part of its assets or business as a consequence of any expropriation, seizure or intervention by any governmental authority; or

(e) If Borrower fails, or is about to fail, to perform its obligations and duties derived from any other agreement or contract pursuant to which Borrower receives loans or credits from Ixe Banco or other financial entities; or

(f) If Borrower makes any change of control during the term of this Agreement, without the prior consent of Ixe Banco; or

(g) If Borrower carries out any act aimed at selling, or creating a lien on, its assets other than in the ordinary course of business of Borrower, during the term of this Agreement; or

(h) If Borrower pays any dividends during the term of this Agreement without the prior written consent of Ixe Banco; or

(i) If the credit's proceeds are not utilized for the purposes set forth in the Credit Line's Purpose Section of Exhibit 1 hereto; or

(j) If Borrower fails to perform any of its labor or tax payment obligations, and such failure continues without being cured upon expiration of a 15-calendar-day period; or if any labor or tax problems arise, posing a risk with respect to the continuation of the regular operation of the Borrower; or

(k) If Borrower grants any guarantee, bond or security other than in the ordinary course of business of Borrower during the term of this Agreement, without the prior written consent of Ixe Banco; or

(l) If Borrower assumes financial liabilities, without the prior written consent of Ixe Banco.

Without prejudice to the above, if any of the aforementioned events attributable to Borrower occurs, Borrower shall pay to Ixe Banco interest on the Credit Line at a rate equal to such rate referred to in Clause 7, paragraph (b) above, which interest shall accrue from the date on which the respective default occurs to the date on which Borrower pays the corresponding amount to Ixe Banco in full, regardless of the right of Ixe Banco to demand payment of the credit in full.

If at any time Ixe Banco judicially demands the performance of any of the obligations of Borrower derived from this Agreement, Ixe Banco shall indicate, at its sole discretion, the assets to be seized, without following the order established in Articles 536 and 537, paragraph I, of the Code of Civil Procedures for the Federal District (Codigo de Procedimientos Civiles para el Distrito Federal), and 1395 of the Commercial Code (Codigo de Comercio).

14. OTHER COVENANTS OF BORROWER; AND OTHER RIGHTS OF IXE BANCO.

In addition to the obligations of Borrower derived from this Agreement, during the term hereof, Borrower shall be subject to the covenants set forth in Exhibit 3 to this Agreement.

The parties further agree that Ixe Banco shall be entitled to terminate this Agreement or proceed in accordance with Clause 5, without being subject to any responsibility, should any events occur affecting the financial system and preventing Ixe Banco from funding the granting of the Credit Line subject matter of this Agreement, as a result of any (i) action taken by competent governmental authorities; or (ii) event of public notoriety beyond the control of Ixe Banco.

15. ASSIGNMENT; DISCOUNT.

Ixe Banco shall be at all times entitled to assign or discount its rights and obligations derived from this Agreement, in whole or in part. In order to ease the negotiation of any assignment or discount of the credit subject matter of this Agreement, with the prior consent of Ixe Banco, Borrower shall execute one or more promissory notes in favor of IXe Banco in the total amount of the Credit Line, including, as applicable, interest and moratorium interest accrued under this Agreement, until the time in which the respective assignment or discount takes pace, as well as any other documents necessary to carry out such assignment or discount.

Borrower may not sell, assign, encumber, or otherwise transfer or dispose of its rights and obligations derived from this Agreement, without the prior written consent of Ixe Banco.

Borrower hereby expressly authorizes Ixe Banco to assign, negotiate and discount any executed promissory notes, event before the maturity date thereof, in which case the granted guarantees and securities shall remain effective.

16. INCREASED COSTS.

If any law, regulation, ruling or otherwise provision (which shall include but not be limited to any requirements governing reserves, deposits, taxes or other conditions) that Ixe Banco or any of its offices in charge of funding or managing the Disbursements must abide by is amended after the execution date of this Agreement, or construed in any different way by any court of competent jurisdiction, or any event (whether beyond the control of Borrower or not) occurs, as a result of which the necessary costs of Ixe Banco to make or maintain effective the Disbursements of the credit are increased, or the amounts received or to be received by Ixe Banco are reduced, Borrower shall pay to Ixe Banco, upon request of the latter, on the last day of the Interest Period effective at that time, any additional, reasonable and duly evidenced amounts required to compensate Ixe Banco for such increased costs or reduced income. In the aforementioned request, Ixe Banco shall mention the events that caused such increased costs or reduced income and the respective calculation, which shall become final and binding upon Borrower, unless such calculation involves manifest error. If Ixe Banco requests payment of any additional amounts in accordance with the above, Borrower, at its discretion, may earlier pay within a 30-day period from the respective request, the Disbursements of the credit subject to no penalty whatsoever, together with any interest accrued from the latest Interest Payment Date to the corresponding early payment date.

17. NOTICES.

Any notices and communications to be given by the parties under this Agreement shall be given at the addresses referred to in the signature page thereof, which addresses shall remain effective as long as no other address is notified. Ixe Banco may give any notices and communications to be given under this Agreement to Borrower via fax at the telephone number of Borrower referred to in the signature page hereof.

18. ENTIRE AGREEMENT; AMENDMENTS.

This Agreement and Exhibits 1, 2 and 3 hereto constitute one and the same Agreement, and no amendment thereto shall become effective, unless if in writing and signed by Ixe Banco and Borrower.

19. EXECUTIVE INSTRUMENT.

This Agreement and the account statement certified by the public accountant of Ixe Banco authorized to do so shall constitute an executive instrument, without requiring any acknowledgment of signature or other requirement.

20. ACTS OF GOD.

In accordance with Article 2111 of the Civil Code for the Federal District (Codigo Civil para el Distrito Federal), Borrower shall be obliged to perform each and every of its obligations derived from this Agreement, even upon occurrence of an Act of God.

21. GOVERNING LAW AND JURISDICTION.

This Agreement shall be governed by, and construed in accordance with, the laws of the Federal District, United Mexican States. The parties expressly submit to the jurisdiction of the courts sitting in the Federal District, United Mexican States, waiving any other jurisdiction they may be entitled to by reason of their domiciles or the location of their assets.

22. HEADINGS.

Headings of the clauses of this Agreement are only for reference purposes, and therefore, not necessarily define, limit or describe the content thereof.

IN WITNESS WHEREOF, this Agreement and the Exhibits hereto are signed in 4 originals in Mexico City, Federal District, on the date first written above, provided that Borrower keeps one original thereof, Ixe Banco keeps two originals thereof, and the corresponding Notary Public keeps the remaining original.

            BORROWER                                 IXE BANCO

MAXCOM TELECOMUNICACIONES,         IXE BANCO, S.A., INSTITUCION DE BANCA
       S.A. DE C.V.                MULTIPLE, IXE GRUPO FINANCIERO

/s/ Gonzalo Alarcon Iturbide and            Patricia Ferro Bertolo and
Jorge Lopez Aguado Jimeno                   Armando Jorge Rivero Laing

________________________________   _________________________________________
Represented by Gonzalo Alarcon     Represented by Patricia Ferro Bertolo
Iturbide and Jorge Lopez Aguado    and Armando Jorge Rivero Laing
Jimeno
Address: Guillermo Gonzalez        Address: Av. Periferico Sur No. 314
Camarena No. 2000                  Col. San Angel Tlacopac
Col. Centro Ciudad Santa Fe        C.P. 01049, Mexico, D.F.
C.P. 01210 Mexico, D.F.            Telephone Number: 5174-2222
Telephone Number: 5147-1111

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  _______________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez
                  Address: Guillermo Gonzalez Camarena No. 2000

                  Col. Centro Ciudad Santa Fe, C.P. 01210
                  Mexico, Distrito Federal

                                    EXHIBIT 1

Credit Line Agreement identified herein below (the "Agreement")

Agreement No:              05cs36

Checking Account Number:   1154961-0

Parties:                   1) Borrower: Maxcom Telecomunicaciones,
                           S.A. de C.V., represented by Messrs. Gonzalo
                           Alarcon Iturbide and Jorge Lopez Aguado
                           Jimenez, as borrower (the "Borrower").

                           2) Ixe Banco: Ixe Banco, S.A.,
                           Institucion de Banca Multiple, Ixe
                           Grupo Financiero, represented by
                           Patricia Ferro Bertolo and Armando
                           Jorge Rivero Laing, as creditor
                           ("Ixe Banco").

                           3) Joint and Several Obligor: Maxcom
                           SF, S.A. de C.V., represented by
                           Messrs. Jose Antonio Solbes Alvarez
                           and Adrian Aguirre Gomez, as joint
                           and several obligor (the "Joint and
                           Several Obligor").

Date:                      October 25, 2005

Federal Taxpayer Number:   MTE-960228-KL0

Credit Line:               Fifty Million 00/100 Pesos ($50'000,000)

Credit Line's Purpose:     Coverage expansion.

Disbursement Deadline:     December 31, 2005

Repayment:                 By means of 19 monthly and consecutive
                           installments of principal,on the payment dates
                           and in the due amounts set forth in the
                           Disbursement Notices and Promissory Notes derived
                           from this Agreement.

Spread:                    Three (3) basis points.

Front-End Fee:             Zero percent (0%)

Termination Date: April 30, 2007

Authority and Capacity:

PATRICIA FERRO BERTOLO AND ARMANDO JORGE RIVERO LAING evidence their authority and capacity as representatives of Ixe Banco by means of the following public instruments:

1. Public Instrument No. 32,541 dated August 1, 1994, which was granted before Roberto Courtade Bevilacqua, Esq., Notary Public No. 132 in and for the Federal District, and registered on November 22, 1994 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 193,508, evidencing the incorporation of Banco Fimsa, S.A.

2. Public Instrument No. 33,450 dated May 3, 1995, which was granted before Roberto Courtade Bevilacqua, Esq., Notary Public No. 132 in and for the Federal District, and registered on January 4, 1996 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 193,508, evidencing a change of the corporate name of Banco Fimsa, S.A., Institucion de Banca Multiple, Fimsa Grupo Financiero to Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero.

3. Public Instrument No. 7,320 dated October 31, 2000, which was granted before Mario Evaristo Vivanco Paredes, Esq., Notary Public No. 67 in and for the Federal District, and registered on March 16, 2001 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 193,508, evidencing, among other things, the granting of a power of attorney to administer property in favor of Mr. Armando Jorge Rivero Laing to be exercised jointly with another attorney-in-fact vested with the same powers.

4. Public Instrument No. 107,346 dated March 4, 2005, which was granted before Cecilio Gonzalez Marquez, Esq., Notary Public No. 151 in and for the Federal District, and not yet registered with the Public Registry of Commerce of the Federal District, evidencing, among other things, the granting of a power of attorney to administer property in favor of Patricia Ferro Bertolo to be exercised jointly with another attorney-in-fact vested with the same powers.

GONZALO ALARCON ITURBIDE AND JORGE LOPEZ AGUADO JIMENO evidence their authority and capacity as representatives of Maxcom Telecomunicaciones, S.A. de C.V. by means of the following public instruments:

1. Public Instrument No. 86,115 dated February 28, 1996, which was granted before Ignacio Soto Borja, Esq., Notary Public No. 129 in and for the Federal District, and registered on June 11, 1996 with the Public Registry of Commerce of the Federal District, evidencing the incorporation of Amaritel, S.A. de C.V.

2. Public Instrument No. 2,967 dated May 21, 1998, which was granted before Alberto T. Sanchez, Esq., Notary Public No. 83 in and for the Federal District, and registered with the Public Registry of Commerce of the Federal District under Commercial Folio No. 210,585, evidencing an amendment to the by-laws of the corporation in their entirety.

3. Public Instrument No. 55,145 dated February 9, 1999, which was granted before Miguel Alessio Robles, Esq., Notary Public No. 19 in and for the Federal District, and registered on March 16, 1999 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 210,585, evidencing a change of the corporate name of the Corporation to Maxcom Telecomunicaciones, S.A. de C.V.

4. Public Instrument No. 56,631 dated October 11, 2002, which was granted before Carlos Catano Muro Sandoval, Esq., Notary Public No. 51 in and for the Federal District, and registered on December 2, 2002 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 210,585, evidencing the granting of a power of attorney to administer property and for lawsuits and collections in favor of Messrs. Gonzalo Alarcon Iturbide and Jorge Lopez Aguado Jimenez, to be exercised individually.

GONZALO ALARCON ITURBIDE AND JORGE LOPEZ AGUADO JIMENO evidence their authority and capacity as representatives of Maxcom SF, S.A. de C.V. by means of the following public instruments:

1. Public Instrument No. 58,185 dated February 28, 2005, which was granted before Carlos Catano Muro Sandoval, Esq., Notary Public No. 51 in and for the Federal District, and registered on May 4, 2005 with the Public Registry of Commerce of the Federal District under Commercial Folio No. 332,691, evidencing the incorporation of the Corporation and the granting of a power of attorney to administer property and for lawsuits and collections, to be exercised individually, and for acts of dominium and to execute negotiable instruments and carry out credit transactions, to be exercised jointly, in favor of Messrs. Jose Antonio Solbes Alvarez and Adrian Aguirre Gomez.

General Data:

PATRICIA FERRO BERTOLO, a Mexican citizen born in Mexico City, Federal District on the 11th day of February, 1967, married, banking officer, addressed at Periferico Sur No. 314, Colonia San Angel Tlacopac, C.P. 01049, Mexico, D.F.

ARMANDO JORGE RIVERO LAING, a Mexican citizen born in Mexico City, Federal District on the 3rd day of September, 1963, married, attorney, addressed at PEriferico Sur No. 314, Colonia San Angel Tlacopac, C.P. 01049, Mexico, D.F.

GONZALO ALARCON ITURBIDE, a Mexican citizen born in Mexico City, Federal District, on the 20th day of June, 1969, married, attorney, addressed at Guillermo Gonzalez Camarena No. 2000, Col. Centro Ciudad, Santa Fe, C.P. 01210, Mexico, D.F., Federal Taxpayer Number AAIG-690620-AK8.

JORGE LOPEZ AGUADO JIMENO, a Mexican citizen born in Mexico City, Federal District, on the 21st day of March, 1959, married, public accountant, addressed at Guillermo Gonzalez Camarena No. 2000, Col. Centro Ciudad, Santa Fe, C.P. 01210, Mexico, D.F., Federal Taxpayer Number LOJJ-590321-IU6.

JOSE ANTONIO SOLBES ALVAREZ, a Mexican citizen born in Mexico City, Federal District, on the 28th day of March, 1966, married, public accountant, addressed at Guillermo Gonzalez Camarena No. 2000, Col. Centro Ciudad, Santa Fe, C.P. 01210, Mexico, D.F., Federal Taxpayer Number SOAA-660328-899.

ADRIAN AGUIRRE GOMEZ, a Mexican citizen born in Mexico City, Federal District, on the 30th day of December, 1950, married, entrepreneur, addressed at Guillermo Gonzalez Camarena No. 2000, Col. Centro Ciudad, Santa Fe, C.P. 01210, Mexico, D.F., Federal Taxpayer Number AUGA-501230-V98.

IN WITNESS WHEREOF, the parties execute this Exhibit 1 to the Agreement on the 25th day of October, 2005.

           BORROWER                              IXE BANCO

MAXCOM TELECOMUNICACIONES,         IXE BANCO, S.A., INSTITUCION DE BANCA
        S.A. DE C.V.               MULTIPLE, IXE GRUPO FINANCIERO

/s/ Gonzalo Alarcon Iturbide and            Patricia Ferro Bertolo and
Jorge Lopez Aguado Jimeno                   Armando Jorge Rivero Laing

____________________________       _________________________________________
Represented by Gonzalo Alarcon     Represented by Patricia Ferro Bertolo
Iturbide and Jorge Lopez Aguado    and Armando Jorge Rivero Laing
Jimeno

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  _______________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez

                                    EXHIBIT 2

Disbursement Notice under the Credit Line Agreement No. 05CS36 identified herein below.

                               DISBURSEMENT NOTICE

                                                          _______________, 20___

IXE BANCO, S.A., INSTITUCION DE BANCA MULTIPLE
IXE GRUPO FINANCIERO

Dear Sirs:

In accordance with Clause 4 of the Credit Line Agreement No. 05cs36 dated October 25, 2005 by and between the undersigned, Maxcom Telecomunicaciones, S.A. de C.V., and Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero (the "Agreement"), I hereby inform you our intention to disburse the amount of _______________ from the Credit Line. Consequently, I hereby instruct Ixe Banco to deposit such amount to the Checking Account Number [1154961-0] opened with such institution, in accordance with the Agreement.

The amount to be deposited to the aforementioned checking account out of the Credit Line pursuant to these instructions shall be utilized for ___________.

Following are the Spread and Repayment applicable to this disbursement:

Spread: [__________] Repayment: [_____________]

Reception of this notice and the deposit by Ixe Banco of the disbursed amount to the aforementioned checking account shall constitute undisputed evidence of the disbursement of the funds under the Agreement, provided that the disbursement requested hereby shall be subject to the applicable terms and conditions set forth in the Agreement.

                                  Truly yours,

         BORROWER                           JOINT AND SEVERAL OBLIGOR
Maxcom Telecomunicaciones,                  Maxcom SF, S.A. de C.V.
       S.A. de C.V.

________________________________    _____________________________________
By: Gonzalo Alarcon Iturbide and    By: Jose Antonio Solbes Alvarez and
Jorge Lopez Aguado Jimeno           Adrian Aguirre Gomez

IN WITNESS WHEREOF, the parties execute this Exhibit 2 to the Agreement on the 25th day of October, 2005.

         BORROWER                                   IXE BANCO

MAXCOM TELECOMUNICACIONES,          IXE BANCO, S.A., INSTITUCION DE BANCA
       S.A. DE C.V.                 MULTIPLE, IXE GRUPO FINANCIERO

/s/ Gonzalo Alarcon Iturbide and              Patricia Ferro Bertolo and
Jorge Lopez Aguado Jimeno                     Armando Jorge Rivero Laing

________________________________    ____________________________________________
Represented by Gonzalo Alarcon      Represented by Patricia Ferro Bertolo
Iturbide and Jorge Lopez Aguado     and Armando Jorge Rivero Laing
Jimeno

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  ________________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez

                                    EXHIBIT 3

Affirmative and Negative Covenants of Borrower under the Credit Line Agreement identified herein below (the "Agreement")

Agreement No:              05cs36

Checking Account Number:   1154961-0

Parties:                   1) Borrower: Maxcom Telecomunicaciones, S.A. de
                           C.V., represented by Messrs. Gonzalo Alarcon
                           Iturbide and Jorge Lopez Aguado Jimenez, as borrower (the "Borrower").

                           2) Ixe Banco: Ixe Banco, S.A.,
                           Institucion de Banca Multiple, Ixe
                           Grupo Financiero, represented by
                           Patricia Ferro Bertolo and Armando
                           Jorge Rivero Laing, as creditor
                           ("Ixe Banco").

                           3) Joint and Several Obligor: Maxcom
                           SF, S.A. de C.V., represented by
                           Messrs. Jose Antonio Solbes Alvarez
                           and Adrian Aguirre Gomez, as joint
                           and several obligor (the "Joint and
                           Several Obligor").

Date:                      October 25, 2005

1. AFFIRMATIVE COVENANTS OF BORROWER.

During the term of the Agreement and until the Disbursements, interest, fees, expenses and any other amount owed to Borrower under the Agreement are paid in full, Borrower shall:

a) Provide Ixe Banco, within a 30-calendar-day period from the closing of each quarter, with non-audited financial statements for the immediately preceding quarter, duly signed by the Chief Executive Officer or the Chief Financial Officer or equivalent officer, together with a report confirming whether an event of default has occurred under the Agreement or not, as of the date of such financial statements, provided that if an event of default has occurred, the nature thereof and any actions already taken, or to be taken, to cure the same shall be further mentioned.

b) Provide Ixe Banco, within a 120-calendar-day period from the closing of the fiscal year, with annual financial statements (balance sheet, income statements, cash flow), audited and certified by a public accountant firm satisfactory to Ixe Banco, together with a letter signed by the Chief Executive Officer or the Chief

Financial Officer or equivalent officer, confirming whether an event of default has occurred under the Agreement or not, as of the date of such financial statements, provided that if an event of default has occurred, the nature thereof and any actions already taken, or to be taken, to cure the same shall be further mentioned.

c) Notify to Ixe Banco, within a 15-calendar-day period from the date on which Borrower learns the same, any event that constitutes, or may constitute with lapse of time, an event of default, together with a statement detailing such event and the actions already taken, and to be taken to cure the same.

d) Notify to Ixe Banco, within a 15-calendar-day period from the date on which Borrower learns the same, any (i) claim, complaint, lawsuit, proceeding, action or arbitration before any administrative or judicial authority or arbitral panel, whether domestic or international, that has or may have a material adverse effect on the business, operation or assets of Borrower, (ii) labor conflict that has or may have a material adverse effect on the business, operation or assets of Borrower, and (iii) other contingent liability or responsibility of Borrower that has or may have a material adverse effect on the business, operation or assets of Borrower.

e) Comply with any applicable laws, regulations, decrees, rules and orders of any nature that Borrowers must abide by, which shall include but not be limited to, the punctual payment of any taxes, contributions and charges imposed on Borrower and its assets.

f) Maintain valid and effective any licenses, authorizations, concessions, permits, or registrations held by Borrower on the execution date of the Agreement, and obtain any licenses, authorizations, concessions, permits or registrations required in the future in the ordinary course of business of Borrower in order to perform its obligations derived from the Agreement.

g) Keep its accounting records in accordance with Mexican generally accepted accounting principles, properly reflecting its operations, assets and financial condition.

h) Maintain all the assets necessary for its operation in sound condition and make any necessary repairs, replacements, additions and improvements.

i) Permit Ixe Banco to visit its offices and premises and review its accounting records, providing Ixe Banco with any clarifications reasonably requested in respect of such records, provided that the same is requested no less than 15 calendar days before the intended date.

j) Maintain the same shareholding structure during the term of this Agreement, unless otherwise authorized in writing by Ixe Banco.

k) Perform its payment obligations derived from any credit or loan granted to it by Ixe Banco or any other financial entity.

l) Maintain its business in operation, without changing its corporate purpose and legal nature.

2. NEGATIVE COVENANTS OF BORROWER.

During the term of the Agreement and until the Disbursements, interest, fees, expenses and any other amount owed to Borrower under the Agreement are paid in full, Borrower shall not:

a) Carry out any action aimed at dissolving, liquidating, transforming, merging or spinning-off Borrower, or reducing its minimum capital stock, without the prior written consent of Ixe Banco.

b) Sell, or create any lien or encumbrance on, the assets of Borrower, other than in the ordinary course of business, without the prior written consent of Ixe Banco.

c) Pay dividends, without the prior written consent of Ixe Banco.

d) Assume financial liabilities, without the prior written consent of Ixe Banco.

IN WITNESS WHEREOF, the parties execute this Exhibit 3 to the Agreement on the 25th day of October, 2005.

       BORROWER                                      IXE BANCO

MAXCOM TELECOMUNICACIONES,         IXE BANCO, S.A., INSTITUCION DE BANCA
        S.A. DE C.V.               MULTIPLE, IXE GRUPO FINANCIERO

/s/ Gonzalo Alarcon Iturbide and            Patricia Ferro Bertolo and
Jorge Lopez Aguado Jimeno                   Armando Jorge Rivero Laing

________________________________   ________________________________________
Represented by Gonzalo Alarcon     Represented by Patricia Ferro Bertolo
Iturbide and Jorge Lopez Aguado    and Armando Jorge Rivero Laing
Jimeno

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  _______________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez

Instrument No.: ________________

In Mexico City, Federal District, on this _____day of ___________, 2005, I, Maria Esther Garcia Alvarez, Public Broker No. 4 in and for the Federal District, hereby attest that:

On this date, Patricia Ferro Bertolo and Armando Jorge Rivero Laing (acting in their capacity as legal representatives of Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero), Gonzalo Alarcon Iturbide and Jorge Lopez Aguado Jimeno (acting in their capacity as legal representatives of Maxcom Telecomunicaciones, S.A. de C.V.), and Jose Antonio Solbes Alvarez and Adrian Aguirre Gomez (acting in their capacity as legal representatives of Maxcom SF, S.A. de C.V.), which in the preceding Credit Line Agreement No. 05sc36 were identified as Ixe Banco, Borrower and Joint and Several Obligor, respectively, appeared before me in order to ratify such agreement in its entirety, stating that the content thereof truly reflects their will and that the signatures affixed therein are authentic and were affixed by them, all of which is stated under oath and confirmed by signing this instrument before me.

          BORROWER                              IXE BANCO

MAXCOM TELECOMUNICACIONES,         IXE BANCO, S.A., INSTITUCION DE BANCA
       S.A. DE C.V.                MULTIPLE, IXE GRUPO FINANCIERO

/s/ Gonzalo Alarcon Iturbide and            Patricia Ferro Bertolo and
Jorge Lopez Aguado Jimeno                   Armando Jorge Rivero Laing

____________________________       ________________________________________
Represented by Gonzalo Alarcon     Represented by Patricia Ferro Bertolo
Iturbide and Jorge Lopez Aguado    and Armando Jorge Rivero Laing
Jimeno

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  ________________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez

This Amendment to the Credit Line Agreement No. 05CS36 dated December 13, 2005 is made and entered into by and among Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero, as creditor ("Ixe Banco"); Maxcom Telecomunicaciones, S.A. de C.V., as borrower (the "Borrower"); and Maxcom SF, S.A. de C.V., as joint and several obligor (the "Joint and Several Obligor"), in accordance with the following antecedents, representations and clauses:

                         ANTECEDENTS AND REPRESENTATIONS

I. Borrower and Ixe Banco represent, through their representatives, that:

I.1 Borrower and Ixe Banco entered into a Credit Line Agreement No. 05CS36 dated October 25, 2005 (the "Agreement"), a copy of which is enclosed to this Amendment as Exhibit A-1.

I.2 Borrower, as settlor, Ixe Banco, as trust beneficiary in the first place, and BBVA Bancomer Servicios, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer, as trustee, entered into an Irrevocable Trust Agreement dated April 14, 2005, in order to create an alternative source of payment in respect of the obligations of Borrower under the Credit Line Agreement No. 05CS24 dated April 13, 2005 by and between Borrower and Banco Ixe (the "Trust Agreement").

I.3 Borrower, Ixe Banco and BBVA Bancomer entered into an Amendment to the Trust Agreement dated October 24, 2005, so that the same may further become an alternative source of payment in respect of the obligations of Borrower under the Agreement subject matter of this Amendment.

I.4 Borrower, as settlor, Ixe Banco, as trust beneficiary in the first place, Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte, as trust beneficiary in the first place, and HSBC Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, Trust Department, as trustee, entered into a new Irrevocable Trust Agreement, in order to create an alternative source of payment in respect of the obligations of Borrower under the Agreement, as well as other Guaranteed Obligations (as defined in such trust agreement) (the "Master Trust Agreement").

I.5 The parties desire to enter into this Amendment in order to document a change of the trust that shall be utilized as an alternative source of payment in respect of the Obligations under the Agreement, this is, the Master Trust Agreement, provided that the Trust Agreement shall be terminated with the appearance of Ixe Banco, S.A., Institucion de Banca Multiple, Ixe Grupo Financiero, in its capacity as Trust Beneficiary in the First Place, and Maxcom Telecomunicaciones, S.A. de C.V., in its capacity as Settlor and/or Trust Beneficiary in the Second Place, by means of a separate instrument.

I.6 Representatives of Borrower and Ixe Banco have been vested with powers enough to execute this Amendment, which powers have not been revoked or modified in any manner whatsoever.

I.7 Borrower and Ixe Banco, as of the date hereof, have performed each and every of the obligations derived from the Agreement.

I.8 Borrower and Ixe Banco hereby recognize the capacity and authority of each other, as well as their intention to enter into this Amendment in order to amend the Agreement, subject to the provisions hereof, provided that both parties shall continue obliged to abide by all the provisions of the Agreement not amended hereby.

NOW, THEREFORE, the parties agree to grant the following:

                                     CLAUSES

1. The parties agree to amend Clause 11 of the Agreement, so that the Master Trust Agreement may become an alternative source of payment in respect of the obligations of Borrower under the Agreement, to read as follows:

"11. TRUST

The parties entered into an Irrevocable Trust Agreement No. F/207357 dated November 21, 2005 before HSBC, S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, Trust Department, as Trustee (the "Trust"), so that such Trust may become an alternative source of payment and guarantee for this credit, pursuant to which each of Ixe Banco and Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte, will pro-rata become a Trust Beneficiary in the First Place, in respect of all the trust assets of the Trust.

Any cash flows forming part of the trust assets of the Trust shall be allocated as an alternative source of payment for this credit, and therefore, any payment made by the Trust to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, shall be allocated by Ixe Banco to repay the credit up to the corresponding amount of interest and principal thereof.

If Trustee fails to make any payment to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, or if the respective payments are not enough to repay the outstanding balance of the credit, Borrower shall continue obliged to repay the outstanding balance of the credit, plus any accrued interest, expenses and court expenses and fees, if any.

If the payments made by Trustee to Ixe Banco, in its capacity as Trust Beneficiary in the First Place, are not enough to repay the respective amount, such payment shall be allocated in the following order of priority: moratorium interest, if any, interest, and principal.

Consequently, Borrower may not transfer, dispose, or assign in any manner whatsoever the assets or rights that form part of the trust assets of the Trust, without the prior written consent of Ixe Banco."

2. The parties agree that this Amendment shall come into effect on the execution date hereof.

3. Any notice and communication to be given under this Amendment shall be given at the addresses of the parties referred to in Clause 17 of the Agreement, or any other prior notified by the parties for such purposes.

4. The Agreement shall remain valid and effective, subject to the terms and conditions thereof, unless otherwise amended hereby.

5. The parties agree that the Representations and Clauses of this Amendment and the Representations and Clauses of the Agreement constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede any prior agreement, discussion and understanding among the parties with respect to the subject matter of the Agreement.

Consequently, the execution of this Amendment constitutes no novation of the Agreement.

6. This Amendment shall be governed by, and construed in accordance with, the laws of Mexico City, Federal District. For everything relating to the construction, performance and enforcement of this Amendment, the parties expressly submit to the jurisdiction of the courts sitting in Mexico City, Federal District, hereby waiving any other jurisdiction they may be entitled to by reason of their domicile or otherwise.

IN WITNESS WHEREOF, the parties execute two originals of this Amendment on the date first written above, provided that each of the parties keeps one original.

         BORROWER                                   IXE BANCO

MAXCOM TELECOMUNICACIONES,         IXE BANCO, S.A., INSTITUCION DE BANCA
       S.A. DE C.V.                MULTIPLE, IXE GRUPO FINANCIERO

/s/ Jorge Lopez Aguado Jimeno              Patricia Ferro Bertolo and
and Rogelio Espinosa Castellano            Armando Jorge Rivero Laing

_______________________________    _______________________________________
Represented by Jorge Lopez         Represented by Patricia Ferro Bertolo
Aguado Jimeno and Rogelio          and Armando Jorge Rivero Laing
Espinosa Castellano

                            JOINT AND SEVERAL OBLIGOR

                             MAXCOM SF, S.A. DE C.V.

                             Jose Antonio Solbes Alvarez and
                             Adrian Aguirre Gomez

                  _______________________________________________
                  Represented by: Jose Antonio Solbes Alvarez and
                  Adrian Aguirre Gomez